Exhibit 99.1

NASDAQ:ARTW                  CONTACT: Carrie Majeski (712) 864-3131

ARMSTRONG, IOWA - Art's-Way Manufacturing Co., Inc., today (July 31,
2006) announced the appointment of Michael B. Hilderbrand as President and CEO.

Hilderbrand brings to Art's-Way over twenty-five years of diverse business management experience including ten years in agribusiness, most recently with Case New Holland (CNH) where he was Senior Director - Marketing, Intelligence and Analytics. His career at CNH included stints in Strategic Marketing, Corporate Governance, Quality, Dealer Network Development, and Customer Relations, as well as four years on Corporate Staff based in London, England.

Prior to joining CNH, Hilderbrand was employed by Motorola, Inc., where he held several key positions including Major Account Manager, Factory Repair Manager, and National Service Director.

Hilderbrand received a Bachelors Degree in Administrative Sciences from Southern Illinois University in 1977, and a Masters Degree in Business Administration from Keller Graduate School of DeVry University in 1992. In addition, Hilderbrand holds certificates from Purdue University, University of Michigan, and Motorola University, and is a certified Six Sigma Executive Champion.

Art's-Way manufactures and distributes farm machinery niche products including animal feed processing equipment, sugar beet and potato harvesting equipment, edible bean equipment, land maintenance equipment, finished mowing, crop shredding equipment and seed planting equipment. Art's-Way also produces haylage machinery for several original equipment manufacturers (OEM's). Starting in fiscal 2004, the Company is manufacturing moldboard plows under its own label under a license agreement with CNH. Art's-Way also manufactures and distributes truck bodies used in the agricultural, industrial and commercial industries. After market service parts are also an important part of the Company's business. Our wholly owned subsidiary Art's-Way Vessels Inc. manufactures pressurized tanks and vessels.

This news release includes "forward-looking statements" within the meaning of the federal securities laws. Statements of anticipated future results are based on current expectations and are subject to a number of risks and uncertainties, including but not limited to, quarterly fluctuations in results, customer demand for the Company's products, domestic and international economic conditions, the management of growth and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. Actual results may differ markedly from management's expectations. The Company cautions readers not to place undue reliance upon any such forward-looking statements.